EX-99.(q)

POWER OF ATTORNEY

The undersigned Trustees and/or Officers of Global Beta ETF Trust (the “Trust”), a registered investment company, hereby appoint Vincent Lowry, Justin Lowry and Carolyn Wharton (with full power to each of them to act alone) his or her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys-in-fact and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, and/or the Investment Company Act of 1940, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement on Form N-1A, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission, and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.
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SIGNATURE AND ACKNOWLEDGEMENT:
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19th day of November, 2019.

Signature	Title

/s/ Peter Burchfield	Trustee
Peter Burchfield

/s/ Richard Haverstick
Trustee
Richard Haverstick

/s/ David Downes	Trustee
David Downes

/s/ Justin Lowry	Trustee
Justin Lowry

/s/ Vincent Lowry	President and Trustee
Vincent Lowry